Exhibit 16.1

Patrick Rodgers, CPA, PA

309 East Citrus Street

Altamonte Springs, FL 32701

407-331-1606

Fax: 407-831-3126

percpa@aol.com

November 23, 2010

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F street, NE

Washington, DC 20549

Re:  Pole Perfect Studios, Inc.

File 333-150616

Dear representative:

I have read Item 4.01 of Form 8-K of Pole Perfect Studios, Inc. dated November 23, 2010, and agree with the statements concerning my Firm contained therein.

Sincerely,

/s/Patrick Rodgers, CPA, PA

Patrick Rodgers, CPA, PA

November 23, 2010